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                                                                    Exhibit 23.5

                           [ITALIA & LEMP LETTERHEAD]

We hereby consent to the references in the Proxy Statement of Grove Property Trust and Registration Statement of ERP Operating Limited Partnership and Equity Residential Properties Trust on Form S-4 and in the Proxy Statement of Grove Operating, L.P. and the Prospectus of ERP Operating Limited Partnership and Equity Residential Properties Trust, which are parts of the Registration Statement, to our name and to the description therein of our appraisals conducted on behalf of Grove Operating, L.P. and Grove Property Trust. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                         ITALIA & LEMP, INC.


                                         By:      /s/ Christopher A. Italia
                                                  ------------------------------
                                                  Name:    Christopher A. Italia
                                                           ---------------------
                                                  Title:   President
                                                           ---------------------

Hartford, Connecticut
August 24, 2000